Exhibit 10.7

AVEPOINT, INC.

2006 EQUITY INCENTIVE PLAN

FY 2013 OFFICER STOCK OPTION AWARD (Time Vesting)

		NUMBER OF	PRICE PER	SOCIAL
		SHARES SUBJECT TO		SECURITY
GRANTED TO	GRANT DATE	THIS OPTION AWARD	SHARE	NUMBER
[Name]	November 22, 2013	[No. of Shares]	$13.46	[SSN]
	GRANT NUMBER	OPTION VESTING SCHEDULE
	SO-2013-xx	Subject to the other terms contained in this Award, the options awarded hereunder shall vest as follows: the option to purchase [no. of shares divided by 4] shares of common stock will vest on December 31, 2013 and the option to purchase [total shares divided by 48] shares will vest on the first day of each month beginning on January 31, 2014 and continuing until December 31, 2016 at which time the options to purchase all [no. of shares total] shares of the Award will have fully vested. Each such date is a “Vesting Date”.

AVEPOINT, INC. and its successors and assigns (the “Company”) hereby grants this Incentive Stock Option Award (the “Award”) to [Name], employee of the Company (the “Grantee”) at the above stated price per share (“Grant Price”) effective November 22, 2013 (the “Grant Date”), pursuant to its 2006 Equity Incentive Plan that is provided along herewith (the “Plan”), covering the above stated number of shares of common stock of the Company (“Common Stock”) and subject to the option vesting schedule set forth in this Agreement.

The Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) proposed this Award and recommended its approval to the Board of Directors of the Company, and the Board of Directors of the Company, pursuant to the terms of the Plan, granted the Award to the Grantee.

The Plan is administered by the Compensation Committee, or alternatively and as appropriate, the Board of Directors of the Company (in either case, the “Committee”). The Grantee agrees that any controversy that arises concerning this Agreement or the Plan shall be resolved by the Committee as it deems proper, and any decision of the Committee shall be final and conclusive.

The terms of the Plan are hereby incorporated into this Agreement by this reference. In the case of any conflict between the Plan and this Agreement, the terms of the Plan shall control. Capitalized terms not defined in this Agreement shall have the meaning assigned to such terms in the Plan.

Now, therefore, in consideration of the foregoing and the mutual covenants hereinafter set forth:

1. GRANT OF OPTION. Subject to the terms and conditions of this Agreement, including without limitation the vesting provisions of Section 3 below, and subject to the terms and conditions of the Plan (which are incorporated herein by reference and which shall govern in the event of any inconsistent or contrary term or condition herein), the Company hereby grants to the Grantee the right and option (the “Option”) to purchase up to [total no. of shares] shares of Common Stock (the “Common Shares”).

2. OPTION.

(a) Option Price. The purchase price of each Common Share subject to this Option shall be $13.46 per share, which has been determined by the Committee to be not less than the fair market value of each share of Common Stock at the time of grant hereunder.

(b) Exercise of Option. Subject to subparagraph (e) of this Section 2, and provided the Grantee executes a counterpart signature page to the Stockholders Agreement among the Company and certain stockholders dated November 8th, 2006, as amended, modified, supplemented and/or replaced from time to time, the Grantee may exercise this Option with respect to any of his or her vested Common Shares at any time prior to the tenth anniversary of the date hereof.

(c) Manner of Exercise and Payment. This Option may be exercised by delivering written notice of exercise addressed to the Secretary of the Company, in person, or by mail, postage prepaid, at the location at which the Company then maintains its principal office, and if so mailed, the date of mailing will be considered the date of exercise. The Grantee shall pay the option price of the Common Shares to be purchased pursuant to the exercise of this Option in cash (including personal or certified checks).

(d) Person Who May Exercise Option. During the lifetime of the Grantee, this Option shall be exercisable only by the Grantee, or if the Grantee is disabled, by his or her duly appointed guardian or legal representative. After Grantee’s death, Grantee’s personal representative may exercise the Option at any time prior to the earlier of (i) the expiration of the term of this Option or (ii) one year after Grantee’s death.

(e) Termination of Option. Notwithstanding any other provisions to the contrary, this Option, to the extent that it has not previously been exercised, shall terminate (i) upon the expiration of the term of this Option as set forth in subparagraph 2(b) hereof or (ii) as otherwise provided in the Plan. Section 6(h) of the Plan is specifically incorporated herein by reference.

3. VESTING.

(a) Except for the repurchase option of the Company set forth below, the option to purchase [total no. of shares divided by 4] shares of common stock will vest on December 31, 2013 and the option to purchase [total shares divided by 48] shares will vest on the first day of each month beginning on January 31, 2014 and continuing on the first day of each month through and including December 31, 2016 at which time the option to purchase all [total no. of shares] shares of the Award will be considered fully vested. In no event, however, will any vesting occur after the date of termination of the Optionee’s employment with the Company for any reason, whether by the Company or the Optionee, except as set forth in Section 3(b).

(b) Vesting in the Event of a Sale. If a Sale (as defined in Section 3[c] below) occurs while Grantee is employed by the Company (or if Grantee’s employment is terminated by Company without Cause within ninety (90) days prior to the execution of any definitive agreement relating to a Sale transaction and such Sale transaction is consummated), but before the Option is fully vested, then the date upon which the Sale occurs will be the Vesting Date with respect to the unvested portion of the Award and the Option shall become fully vested. For purposes of this Section 3(b) “Cause” means (i) a material breach by Grantee of any agreement with the Company or any of its affiliates, which breach, if curable, is not cured within 30 days of receipt by Grantee of written notice from the Company specifying the breach or, if cured, recurs within 180 days following receipt of the written notice; (ii) Grantee’s gross negligence in the performance of Grantee’s material job duties; (iii) Grantee’s intentional nonperformance or misperformance of such duties, or Grantee’s refusal or failure to abide by or comply with the directives of the Board of Directors or Grantee’s superiors, or the Company’s policies and procedures, which actions, if curable, are not cured within 30 days after receipt by Grantee of written notice thereof or, if cured, recurs within 180 days following receipt of the written notice; (iv) Grantee’s willful dishonesty with respect to the business or affairs of the Company, or the Grantee’s material breach of any fiduciary duty to the Company or its stockholders; or (v) Grantee’s conviction of any felony or any other crime involving moral turpitude.

(c) Definition of Sale. For purposes of this Award, “Sale” means the occurrence of a (A) sale of all or substantially all of the assets of the Company, (B) consolidation or merger of the Company, or (C) sale or other transfer of capital stock of the Company, in each case in one transaction or a series of related transactions, resulting in the beneficial holders of the Company’s outstanding common stock (calculated on an as-converted and fully-diluted basis) immediately prior to such transaction holding immediately after such transaction less than a majority of the Company’s outstanding common stock (calculated as aforesaid) or, in the case of an asset sale or a consolidation or merger where the Company is not the surviving entity, less than a majority of the voting securities or economic interests in the acquiring or surviving entity (calculated on an as-converted and fully-diluted basis). “Sale” shall not mean any initial public offering of the Company.

4. TRANSFERABILITY. This Agreement and any rights hereunder shall be nontransferable and nonassignable by the Grantee.

5. ADJUSTMENT OF COMMON SHARES. The numbers of shares to be granted under the Plan (including under its Section 4) and the terms of any outstanding options shall be equitably adjusted by the Company in accordance with the Plan in the event that the Company effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares. Any such adjustment made in good faith by the Company shall be final and conclusive on the Participant.

The issuance by the Company of stock of any class, or securities convertible into stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of stock or obligations of the Company convertible into such stock or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which options may be granted or the terms and number of outstanding options.

6. INVESTMENT REPRESENTATION. The Grantee hereby represents, warrants and agrees that:

(a) He or she understands the offer of stock under this Agreement is made pursuant to a claim of exemption from the registration provisions of the Securities Act of 1933, as amended (the “Act”) and applicable state securities law;

(b) The Company is not obligated to issue Common Shares upon exercise of this Option until there has been compliance with any Federal or state laws or regulations that the Company may deem applicable;

(c) The Common Shares will be purchased for his or her own account for investment purposes only and not with a view to resale or distribution thereof;

(d) The Common Shares may be unregistered and, if so, will be required to be held indefinitely, unless they are subsequently registered or an exemption from registration is then available; and

(e) The Company is under no obligation to register the Common Shares, to comply with any such exemption or to supply the Grantee with any information necessary to enable him or her to make routine sales of such stock under Rule 144 or any other rule or regulation of the Securities and Exchange Commission.

7. NO RIGHTS AS SHAREHOLDER OR TO EMPLOYMENT. The Grantee shall not have any interest in or shareholder rights with respect to any Common Shares that are subject to this Option until such Common Shares have been issued and delivered to the Grantee pursuant to the exercise of this Option. Furthermore, neither this Agreement nor the Plan confers upon the Grantee any rights of employment with the Company, including without limitation any right to continue in the employ of the Company, as a director of the Company, or as a consultant to the Company, or affects the right of the Company to terminate the employment of the Grantee, his or her status as a director, or his or her retention as a consultant, at any time, with or without cause, or to continue or alter the terms thereof.

8. DRAG-ALONG PROVISIONS. The Grantee hereby agrees (a) to sell his or her Common Shares on the same basic terms (e.g., purchase price per share) and to whomever the holders of a majority of outstanding shares of capital stock of the Company (determined on an as-converted basis) may agree to sell their Common Shares, (b) to vote his or her Common Shares to approve any transaction recommended and approved by such holders, including any merger of the Company or sale of substantially all of its assets, and (c) to execute whatever documentation is necessary to effect the foregoing. This provision shall be inapplicable to a transaction in which the acquiring party is an affiliate of any holder of more than 25% of the outstanding shares of the capital stock of the Company (determined on an as-converted basis).

9. TAXES. As a condition of exercise of this Option, the Company may, in its sole discretion, withhold or require the Grantee to pay or reimburse the Company for any taxes which the Company determines are required to be withheld in connection with the grant or any exercise of this Option.

NO REPRESENTATION RESPECTING TAX TREATMENT OF ANY OPTION, INCLUDING ITS EXERCISE, HAS BEEN MADE TO GRANTEE. GRANTEE IS URGED TO CONSULT GRANTEE’S LEGAL COUNSEL, ACCOUNTANTS, OR OTHER TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF OPTIONS GRANTED UNDER THIS AGREEMENT IN RELATION TO GRANTEE’S OWN PARTICULAR TAX SITUATION.

10. HEIRS AND SUCCESSORS. This Agreement and all terms and conditions hereof shall be binding upon the Company and its successors and assigns, and upon the Grantee and his or her heirs, legatees and legal representatives.

11. ENTIRE AGREEMENT; WAIVER. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof. No other written or oral agreement or understanding between the parties hereto regarding options or equity in the Company shall be construed as a binding agreement, except as may be in the form of a written amendment to this Agreement or another Stock Option Agreement entered into under the Plan.

12. REPURCHASE RIGHT.

(a) If the Optionee’s employment is terminated for any reason, the Company shall have the right to acquire from the Optionee (or the Optionee’s estate) any or all of (i) this Option and/or (ii) the Common Shares that have been issued pursuant to this Option.

(b) The Company must exercise its right of repurchase within six months after the date of termination of employment. The Company shall exercise its repurchase option by delivery of written notice to the Optionee indicating the number of shares the Company has elected to repurchase and the aggregate purchase price for such shares (the “Repurchase Notice”).

(c) The amount payable by the Company for each share to be repurchased shall be the fair market value of such share as of the date of termination of the Optionee’s employment (the “Fair Value”). The Board or the Committee shall determine in good faith the Fair Value of such shares, and such determination shall be final and binding. If the Company elects to repurchase all or any portion of this Option, the Fair Value thereof shall be reduced by the aggregate exercise price of the Option.

(d) The closing of the repurchase shall take place at the offices of the Company’s counsel, or at such other location designated by the Company, within thirty (30) days after the delivery of the Repurchase Notice. At the closing, the Optionee shall execute and deliver to the Company instruments of transfer, in form and substance satisfactory to the Company, sufficient to transfer the purchased shares to the Company free and clear of all liens, restrictions, security interests and encumbrances (except for restrictions under applicable securities laws), against the simultaneous delivery to the Executive of the purchase price therefor, which shall be paid in cash or by setting off against any obligation of the Company to the Optionee.

AVEPOINT, INC.

By:
Tianyi Jiang
Co-Chief Executive Officer

I hereby acknowledge receipt of this Agreement and the Plan, and I agree to conform to all terms and conditions of this Agreement and the Plan.

Date: November 22, 2013
[Employee Name]